As filed with the Securities and Exchange Commission on February 12, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLEETMATICS GROUP PLC

(Exact Name of Registrant as Specified in its Charter)

Ireland	27-3112485
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Block C, Cookstown Court

Belgard Road

Tallaght

Dublin 24

Ireland

+353 (1) 413 1250

(Address of Principal Executive Offices)

AMENDED AND RESTATED 2004 SHARE OPTION PLAN

2011 STOCK OPTION AND INCENTIVE PLAN

2012 EMPLOYEE SHARE PURCHASE PLAN

(Full Title of the Plans)

FleetMatics USA Group Holdings, Inc.

70 Walnut Street

Wellesley Hills, MA 02481

(866) 844-2235

(Name and Address of Agent For Service)

Copy to:

Kenneth J. Gordon, Esq.

Joseph C. Theis, Esq.

Goodwin Procter LLP

Exchange Place

53 State Street

Boston, Massachusetts 02109

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, par value €0.015 per share	2,108,292 shares(2)(3)	$2.76(4)	$5,818,886	$793.69
Ordinary shares, par value €0.015 per share	824,752 shares(5)	$9.56(6)	$7,884,629	$1,075.46
Ordinary shares, par value €0.015 per share	1,640,031 shares(7)(3)	$24.66(8)	$40,443,164	$5,516.45
Ordinary shares, par value €0.015 per share	400,000 shares(9)	$24.66(8)	$9,864,000	$1,345.45
Total	4,973,075 shares			$8,731.05

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares. Pursuant to Rule 416(c) under the Securities Act, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the 2012 Employee Share Purchase Plan (the “ESPP”).
(2)	Represents ordinary shares issuable upon the exercise of outstanding options under the Amended and Restated 2004 Share Option Plan (the “2004 Plan”).
(3)	To the extent outstanding awards under the 2004 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for grant under the 2011 Stock Option and Incentive Plan (the “2011 Plan”).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on the weighted-average exercise price (rounded to the nearest cent) of the outstanding awards granted under the 2004 Plan.
(5)	Represents ordinary shares issuable upon the exercise of outstanding options under the 2011 Plan.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on the weighted-average exercise price (rounded to the nearest cent) of the outstanding awards granted under the 2011 Plan.
(7)	Represents ordinary shares available for future issuance under the 2011 Plan.
(8)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on the average of the high and low sale prices of the registrant’s ordinary shares, as quoted on the New York Stock Exchange, on February 6, 2013.
(9)	Represents ordinary shares available for future issuance under the ESPP.

Proposed sales to take place as soon after the effective date of the registration statement as awards are granted, exercised or distributed under the above-named plans.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this registration statement the following documents filed with the SEC:

(a)	The prospectus filed by the registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on January 31, 2013, relating to the registration statement on Form F-1, as amended (Registration No. 333-186109), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed, and the registration statement on Form F-1 (Registration No. 333-186333) filed pursuant to Rule 462(b) under the Securities Act on January 30, 2013; and

(b)	The description of the registrant’s ordinary shares contained in the registrant’s registration statement on Form 8-A (Registration No. 001-35678), filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 3, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the ordinary shares offered have been sold or which deregisters all of such ordinary shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

To the fullest extent permitted by Irish law, the registrant’s articles of association confer an indemnity on its directors and officers. However, this indemnity is limited by the Irish Companies Acts, which prescribe that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Acts will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. This restriction does not apply to the registrant’s executives who are not directors, the corporate secretary or other persons who would be considered “officers” within the meaning of that term under the Irish Companies Acts.

The registrant’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the registrant’s corporate secretary.

The registrant is permitted under its articles of association and the Irish Companies Acts to take out directors’ and officers’ liability insurance, as well as other types of insurance, for its directors, officers, employees and agents.

Additionally, the registrant’s wholly-owned subsidiary FleetMatics USA Group Holdings, Inc. is incorporated under the laws of the State of Delaware. All of the registrant’s directors are also directors of FleetMatics USA Group Holdings, Inc. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

The registrant’s wholly-owned subsidiary FleetMatics USA Group Holdings, Inc. has entered into agreements to indemnify the registrant’s directors to the maximum extent allowed under Delaware law. These agreements will, among other things, indemnify the registrant’s directors for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in the registrant’s right, on account of any services undertaken by such person on behalf of the company or that person’s status as a member of the registrant’s Board of Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellesley Hills, Massachusetts, on the 12th day of February, 2013.

FLEETMATICS GROUP PLC

By:	/s/ Stephen Lifshatz
Name:	Stephen Lifshatz
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Fleetmatics Group PLC, hereby severally constitute and appoint James M. Travers and Stephen Lifshatz, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on the 12th day of February, 2013.

Signature	Title

/s/ James M. Travers	Executive Director and Chief Executive Officer
James. M. Travers	(Principal Executive Officer)

/s/ Hazem Ben-Gacem	Non-Executive Director
Hazem Ben-Gacem

/s/ Andrew G. Flett	Non-Executive Director
Andrew G. Flett

/s/ James F. Kelliher	Non-Executive Director
James F. Kelliher

/s/ J. Sanford Miller	Non-Executive Director
J. Sanford Miller

/s/ Jack Noonan	Non-Executive Director
Jack Noonan

/s/ Liam Young	Non-Executive Director
Liam Young

/s/ Stephen Lifshatz	Chief Financial Officer and Chief Accounting Officer
Stephen Lifshatz	(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Association of the Registrant (Incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form F-1, as amended (File No. 333-183441)).

5.1*	Opinion of Maples and Calder, Irish legal counsel of the registrant.

23.1* 23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm. Consent of SS&G, Inc., Independent Auditors

23.3	Consent of Maples and Calder (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page).

*	Filed herewith.